Exhibit 10.2

GENETRON HOLDINGS LIMITED

RULES OF THE 2019 GENETRON HEALTH

SHARE INCENTIVE SCHEME

Committee’ Adoption:	November 20, 2019

Expiry Date:	November 19, 2029

Table of Contents

Contents		Page

1	Definitions	1

2	Granting Awards	3

3	Before Vesting	5

4	Vesting	6

5	Reduction or clawback of Awards	9

6	Leaving employment and death	10

7	Change of Control	11

8	Changing the Scheme and termination	12

9	General	12

i

1	Definitions

In these rules:

“Adoption Date” means November 20, 2019, being the date on which the Scheme was adopted by the Company;

“Award” means an RSU, Restricted Shares or an Option;

“Award Agreement” means the agreement referred to in rule 2.4;

“Award Date” means the date on which an Award is granted by deed under rule 2.2 (Terms of Awards);

“Change of Control” means the occurrence of any one or more of the following events:

(a)	approval by shareholders of the Company (or, if no shareholder approval is required, by the Board alone) of the complete dissolution or liquidation of the Company;

(b)

any person becomes the beneficial owner as defined under the Exchange Act Rule 13d-3, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors or appoints a majority of the Board;

(c)

the consummation of (i) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation or (ii) any sale, lease, exchange or other transfer to any person of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries immediately prior to such transaction(s); or

(d)

any analogous situation as determined by the Committee solely at its discretion; provided that, in the case of each of (a) and (b), a Change of Control shall not be deemed to have occurred until the Committee has determined by resolution of the Committee that such event has occurred; provided further that change of control will not occur for purposes of Awards that are subject to Section 409A of the Code unless the event also constitutes a change of control under 409A of the Code;

“Code” means the Internal Revenue Code of 1986 of the United States, as amended;

“Committee” means, subject to rule 7.6, the board of directors of the Company or the management committee of the Company to be established by the board of directors unless otherwise resolved by the board of directors;

“Company” means Genetron Holdings Limited;

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

“Dividend Equivalent” means an amount equal to the ordinary dividends payable on the number of Vested Shares between the Award Date and Vesting (or, in the case of Options, the date of exercise);

“Employee” means a person who has Employment Relationship with the Company or a Related Entity;

“Employment Relationship” means labor or employment relationship between the employee and the Company or a Related Entity;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Final Lapse Date” means the tenth anniversary of the Award Date of an Option or any earlier date set under rule 2.2 (Terms of Awards);

“Grant” means the offer of the grant of an Award made in accordance with this Scheme;

“Grantor” means, in respect of an Award, the Company or any other entity which grants that Award or has agreed to satisfy it;

“Grantee” means any Participant who accepts a Grant in accordance with the terms of the Scheme, or (where the context so permits) any person who is entitled to any Award in consequence of the death of the original Grantee;

“Group” means the Company and its Related Entities;

“Leaving employment” has the meaning given in rule 6.4;

“Listing” means a firm commitment underwritten public offering of the Shares of the Company (or depositary receipts or depositary shares thereof) on the Stock Exchange;

“Listing Rules” means the rules governing the Listing of securities on the Stock Exchange as amended from time to time;

“Normal Vesting Date” means the date set by the Committee for Vesting of an Award under rule 2.2 (Terms of Awards);

“Option” means a right to acquire Shares granted under the Scheme on payment of the Option Price or a Phantom Option;

“Option Price” means the amount (if any) payable on the exercise of an Option, as specified under rule 2.2.8;

“Participant” means a person holding an Award or their personal representatives;

“Performance Condition” means a condition set for Vesting of an Award under rule 2.3;

“Phantom Option” means an Option which will always be satisfied with a cash payment as described in rule 4.7;

“Phantom RSU” means an RSU which will always be satisfied with a cash payment as described in rule 4.7;

“Scheme” means these rules known as “The 2019 Genetron Health Share Incentive Scheme”, as changed from time to time;

“Related Entity” means any entity that, directly or indirectly, Controls the Company or is Controlled by the Company through shareholding relationship or contractual arrangements, or is under common Control with the Company (directly or indirectly), or in which the Company has a significant equity interest, as determined by the Committee

“Restricted Shares” means Shares held in the name of or for the benefit of a Participant until Vesting on the basis set out in the Award Agreement;

“Restricted Share Price” means the amount payable before grant of any Restricted Shares as determined under rule 2.2.7;

“RSU” means a restricted stock unit which is a conditional right, granted under the Scheme, to acquire Shares following Vesting or a Phantom RSU;

“Shares” means ordinary shares in the share capital of the Company, or if there has been a sub-division, reduction, consolidation, reclassification or reconstruction of the share capital of the Company, the shares forming part of the ordinary equity share capital of the Company of such nominal amount as shall result from any such sub-division, reduction, consolidation, reclassification or reconstruction;

“Stock Exchange” means the Stock Exchange of Hong Kong Limited, the New York Stock Exchange or the Nasdaq Stock Market;

“Transfer Restrictions” means any restriction on transfer in securities imposed by regulation, statute, order, directive or any code adopted by the Company as varied from time to time;

“Vesting” means, subject to the rest of these rules:

(a)	in relation to an Option, the Option becoming exercisable;

(b)	in relation to an RSU, the Participant becoming entitled to have Shares issued or transferred to them; and

(c)	in relation to Restricted Shares, means the restrictions set out in the Award Agreement ceasing to have effect as described in rule 4.5 (Consequences of Vesting for Restricted Shares).

2	Granting Awards

2.1	Eligibility

The Committee may decide that an Award will be granted to:

2.1.1	any Employee or director of the Group; or

2.1.2	any consultant, adviser or other person who provides services to the Group,

selected by the Committee.

Unless the Committee considers that special circumstances exist, an Award may not be granted to a person who, on the Award Date, has given or received notice of termination of employment or engagement, whether or not such termination is or would be lawful.

2.2	Terms of Awards

When granting an Award, the Committee will determine the following in relation to the Award:

2.2.1	whether the Award is:

(i)	an RSU;

(ii)	an Option;

(iii)	a Phantom Option;

(iv)	a Phantom RSU;

(v)	an award of Restricted Shares,

or a combination of these;

2.2.2	the number of Shares subject to the Award or the basis on which the number of Shares subject to the Award will be calculated;

2.2.3	the terms of any Performance Condition specified under rule 2.3;

2.2.4	the Normal Vesting Date(s) and, if there is more than one, the number of Shares to which each Normal Vesting Date relates or how that will be determined;

2.2.5	whether the Participant is entitled to receive any Dividend Equivalent and, if so, the basis on which it will be determined;

2.2.6	the Award Date;

2.2.7

in the case of Restricted Shares, the Restricted Share Price (which shall be determined by the Board and shall in no circumstances be less than the par value of the Restricted Shares unless such Restricted Shares are already in issue and have already been fully paid for at or above par value);

2.2.8	in the case of an Option:

(i)

the Option Price (which shall be determined by the Board and shall in no circumstances be less than the par value of the Shares acquired on the exercise of the Option unless such Shares are already in issue and have already been fully paid for at or above par value); and

(ii)	the Final Lapse Date.

2.3	Performance Conditions

When granting an Award, the Committee may make its Vesting or exercise conditional on the satisfaction of one or more conditions which may be linked to the performance of the Participant, the Group or business unit in which the Participant works or any other factor.

A Performance Condition must be specified at the Award Date but the Committee may waive or change a Performance Condition in accordance with its terms or if anything happens which causes the Committee reasonably to consider it appropriate to do so. If no Performance Conditions are specified at the Award Date, a negative statement to that effect must be provided.

2.4	Award Agreements

2.4.1

An Award will only be effective once the Participant has signed an Award Agreement. If the Participant does not sign the Award Agreement by the deadline and in the manner specified by the Committee for the Award, the Award will be deemed to have never been granted.

2.4.2	The terms of the Award Agreement will be determined by the Committee but will be consistent with these rules.

2.4.3

In the case of an award of Restricted Shares, the Award Agreement must provide that, to the extent that the Award lapses under the Scheme, the Shares shall be surrendered to or repurchased by the Company and the Participant will immediately transfer his interest in the Shares, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Committee.

2.4.4

By signing the Award Agreement, the Participant agrees to be bound by these rules (as amended from time to time) and the terms set for the Award under rule 2.2 as if they had formed part of the Award Agreement.

2.5	Procedure on grant of Restricted Shares

2.5.1	The Participant must, in relation to an Award of Restricted Shares:

(i)	sign the Award Agreement; and

(ii)	sign any documentation, including a power of attorney or blank stock transfer form or any tax elections requested by the Committee to give effect to the Award; and

(iii)	pay the Restricted Share Price or make arrangements for its payment which are satisfactory to the Committee.

2.5.2	If the Participant does not do all these things in the manner and by the date(s) specified by the Committee, the Award will lapse at the end of that period.

2.5.3

On (or as soon as reasonably practicable after) the date on which the Participant has complied with all their obligations under rule 2.5.1, the Grantor will procure that the relevant number of Shares are issued or transferred to the Participant or to another person to be held for the benefit of the Participant under the terms of the Scheme on such basis as the Committee may specify.

2.5.4	The Grantor may retain the share certificates or other documents of title relating to any Restricted Shares.

3	Before Vesting

3.1	Rights

3.1.1

A Participant is not entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Option or RSU until the Shares are issued or transferred to the Participant.

3.1.2	Except to the extent specified in the Award Agreement, a Participant will have all rights of a shareholder in respect of Restricted Shares until the Award lapses.

3.2	Transfer Restrictions

No right of interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Group, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Group. This rule 3.2 does not apply:

3.2.1	to the transmission of an Award on the death of a Participant to the personal representatives; or

3.2.2	to the assignment of an Award, with the prior written consent of the Committee, subject to any terms and conditions the Committee impose.

3.3	Adjustment of Awards

3.3.1	If there is:

(i)	a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital;

(ii)	a demerger (in whatever form);

(iii)	a special dividend or distribution; or

(iv)	any other corporate event which might affect the current or future value of any Award;

the Committee may adjust the description, number and/or class of Shares or securities subject to an RSU or Option and/or the Option Price

3.3.2

Subject to the Award Agreement, the Participant will have the same rights as any other shareholders in respect of Restricted Shares where there is a variation or other event of the sort described in rule 3.3.1. Any shares, securities or rights allotted to a Participant as a result of such an event will be:

(i)	treated as if they were awarded to the Participant under the Scheme in the same way and at the same time as the Restricted Shares in respect of which the rights were conferred; and

(ii)	subject to the rules of the Scheme and the terms of the Award Agreement.

3.4	Repayment of Restricted Share Price on lapse

The Grantor will repay the Restricted Share Price to the Participant if an Award of Restricted Shares lapses. If it lapses in part, a pro-rata portion of the Restricted Share Price will be repaid.

4	Vesting

4.1	Timing of Vesting

Subject to rule 4.2 (Delayed Vesting), an Award will normally Vest on the latest of:

4.1.1	the date on which the Committee determines the extent to which any Performance Condition has been met;

4.1.2	any Normal Vesting Date; and

4.1.3	the first date on which Vesting is not prevented by a Transfer Restriction.

However, the Committee may in its sole discretion, at any time, decide that the Award will Vest on any earlier date and/or waive any Performance Condition.

4.2	Delayed Vesting

Vesting is delayed in respect of a Participant’s Award, or any part of it, if any of the following circumstances apply on the anticipated date of Vesting:

4.2.1	if the Participant is subject to any Disciplinary Action;

4.2.2	if the Participant’s employment has terminated or is about to terminate in circumstances where it is not clear whether the Award should lapse under rule 6; or

4.2.3	the Committee consider that it is necessary or appropriate to defer Vesting.

In these cases, Vesting will not occur unless and until the Committee determine that the Award should Vest.

“Disciplinary Action” for the purpose of this rule 4.2 (Delayed Vesting), means any enquiry or investigation by the Group into the conduct, capability or performance of a Participant that may potentially lead to disciplinary action being taken against that Participant, and/or any disciplinary procedure (whether in accordance with any relevant contractual obligation, policy or otherwise) that has been commenced by any member of the Group against a Participant;

4.3	Consequences of Vesting for RSUs

As soon as reasonably practicable following Vesting of an RSU, the Grantor will arrange (subject to rules 4.7, 4.8, 6.3 and 9.5) for the number of Shares in respect of which the Award has Vested to be issued or transferred to, or to the order of, the Participant.

4.4	Consequences of Vesting for Options

4.4.1	A Participant may only exercise an Option to the extent it has Vested.

4.4.2

To validly exercise an Option, the Participant must give notice in writing, in any form prescribed by the Committee, to the Grantor or any person nominated by the Grantor and pay any Option Price or make arrangements reasonably satisfactory to the Committee for its payment.

4.4.3

As soon as reasonably practicable following the valid exercise of an Option, the Grantor will arrange (subject to rules 4.7, 4.8, 6.3 and 9.5) for the number of Shares in respect of which the Option has been exercised to be issued or transferred to, or to the order of, the Participant.

4.4.4	The Option will lapse, at the latest, on the close of business on the Final Lapse Date.

4.4.5	If an Option becomes exercisable or lapses under more than one provision of the rules of the Scheme, the provision resulting in the shortest exercise period or the earliest lapse will prevail.

4.5	Consequences of Vesting for Restricted Shares

With effect from the date of Vesting, the restrictions referred to in rule 2.4.3 and contained in the Award Agreement will cease to have effect. Rule 4.8 will apply to any tax and social security contributions payable on Vesting.

If the Restricted Shares are not held by the Participant, the Grantor will arrange for them to be transferred to or to the order of the Participant.

4.6	Dividend Equivalent

An RSU may include the right to receive a Dividend Equivalent which may be paid in cash or Shares (as determined from time to time by the Committee). Dividend Equivalents will be paid to the Participant as soon as practicable after Vesting or, in the case of Options, exercise.

4.7	Cash alternative

The Committee may in its sole discretion decide on exercise of an Option or Vesting of an RSU that no Shares will be issued or transferred but that, instead, the Participant will be paid a cash amount equal to the market value of the Shares which would otherwise be issued or transferred on the date of exercise or Vesting (as the case may be), less the Option Price, in the case of an Option.

A Phantom Option or a Phantom Award will always be satisfied in this way.

4.8	Tax

4.8.1

The Participant will be responsible for all tax, social security contributions or other levies arising out of or in connection with an Award and indemnifies the Group against any liability they may have to pay or withhold such liabilities.

4.8.2

Without limiting this, the Group, the Grantor, any employing company or trustee of any employee benefit trust may withhold such amount and make such arrangements as it considers necessary to meet any such liability to taxation or social security contributions in respect of Awards. These arrangements may include:

(i)	reducing the number of Shares or the amount of cash to which the Participant would otherwise be entitled under the Scheme;

(ii)	selling Shares on behalf of the Participant and retaining the proceeds to meet the liability;

(iii)	to the extent lawful, deducting the amount of the liability from any payment of salary or bonus or any other payment due to the Participant.

4.8.3

The Participant will be responsible for obtaining his or her own tax advice agrees not to take (or omit to take) any action in connection with any Award in reliance on any statement as to the tax treatment of any Award made (or purported to be made) by or on behalf of the Group. No member of the Group will be responsible for the tax treatment or any change in the tax treatment of any Award.

4.8.4

To the extent that the Committee determines that any Award may become subject to Section 409A of the Code, the Award shall incorporate the terms and conditions required by Section 409A of the Code. In the event that following the Adoption Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Adoption Date), the Committee may adopt such amendments to the Scheme or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to:

(i)	exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award; or

(ii)	comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

5	Reduction or clawback of Awards

5.1	Reduction

Notwithstanding anything else in these rules, if any of the events specified in rule 5.3 occurs the Committee may, at any time before an Award has Vested or been exercised and in its sole discretion, decide that:

5.1.1	the number of Shares subject to any Award will be reduced;

5.1.2	the Award will lapse (at a time they determine);

5.1.3	the delivery of the Shares will be delayed until any action or investigation is completed; and/or

5.1.4	additional conditions will be imposed on the Vesting or exercise of the Award.

5.2	Clawback

Notwithstanding anything else in these rules, if any of the events specified in rule 5.3 occurs the Committee may, at any time within the period of one year after an Award has Vested or been exercised and in its sole discretion, decide that the Participant:

5.2.1	must transfer to or to the order of the Company a number of Shares which is equal to (or less than) the number of Shares issued or transferred to them pursuant to the Award; and/or

5.2.2	pay to or to the order of the Company an amount representing the value of the Shares acquired under the Award; and/or

5.2.3	pay to or to the order of the Company an amount equal to any cash payment made to them pursuant to the Award.

5.3	Events giving rise to reduction or clawback

The events are:

5.3.1

The Participant has left employment and the Committee exercises its discretion under rule 6 to allow the Award not to lapse in full but facts emerge which, if known, would have caused the Committee to exercise its discretion differently (or not exercise it).

5.3.2	There is a financial irregularity such as misstatement of accounts.

5.3.3	Any member of the Group is found guilty of any offence for which the Participant is wholly or partly responsible or accountable.

5.3.4

The Participant breaches on any restrictions on competing with or soliciting clients or Employees from the Group, whether under the Participant’s engagement or any arrangements made in connection with leaving employment.

5.3.5	Results announced for any financial year before Vesting have subsequently appeared materially financially inaccurate or misleading as determined by the Committee.

5.3.6	Any error or a material misstatement has resulted in an overpayment or over-allocation to the Participant, whether in the form of Awards under the Scheme or otherwise.

5.3.7	The Participant’s behaviour has fallen below that which would have been expected and the Committee determine that this has resulted in material reputational damage to the Group.

6	Leaving employment and death

6.1	General rule

Subject to rule 6.2, an Award will lapse on the date the Participant leaves employment, whether or not it has vested.

6.2	Exceptions

6.2.1	Where rule 6.1 applies, the Committee may in its sole discretion decide that:

(i)	the Award will lapse to a lesser extent than specified in rule 6.1 (and continue in effect as to the balance); and/or

(ii)	the Award will Vest or become exercisable on the date of leaving (or such later date as the Committee may specify); and/or

(iii)	Vesting or exercise of the Award will be subject to such additional conditions as the Committee may specify; and/or

(iv)	the Award will lapse on such date as the Committee may specify.

6.2.2	An Award of Restricted Shares which has Vested will not lapse if the Participant leaves employment.

6.3	Death

If a Participant dies, their Awards will Vest on the date of death to the extent determined by the Committee at the date of death and will lapse as to the balance.

The Grantor will only arrange for Shares to be issued or transferred, or cash paid to the personal representatives of a deceased Participant if they have produced such evidence as the Committee may require of their status as such. The receipt of any person who has produced such evidence will discharge the Grantor from any obligation to the Participant or their estate.

6.4	General

6.4.1	A Participant will only be treated as “leaving employment” when they are no longer an Employee or director of the Group or a consultant, adviser or other person who provides services to the Group.

6.4.2

Unless the Committee decide otherwise, a Participant will be treated as leaving employment on the date on which they give or receive notice terminating their office or employment or other arrangement under which they provide services, whether or not such termination is or would be lawful.

7	Change of Control

7.1	Application

This rule applies if a Change of Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor.

7.2	Vesting or Awards

7.2.1

Subject to rule 7.4, where this rule applies, the Award will Vest to the extent determined by the Committee, having regard to any Performance Condition and amount of time to run to the Normal Vesting Date.

7.2.2	Except to the extent that the Committee determines otherwise, the Award will lapse to the extent it does not Vest.

7.2.3

The Committee will make its determination and any determination under this rule 7 before the offer or privatisation becomes or is declared unconditional or the meeting(s) of shareholders (as the case may be).

7.3	Period for exercise of Options

An Option which Vests under rule 7.2 or which had already Vested on the date of the event by virtue of which this rule 7 applies, will be exercisable for a period of one month starting on the date of that event, after which it will lapse to the extent not exercised.

7.4	Exchange of awards

The Committee may decide that any Award will be automatically exchanged for an equivalent award over or in relation to shares in any company which acquires control of the Company or any affiliate.

The equivalent Award will Vest, become exercisable and lapse at the same time(s) and subject to the same conditions as the original Award but:

7.4.1	the Committee may waive or amend any Performance Condition; and

7.4.2	any reference to ‘the Company’ will be to the company which acquires control of the Company or, if different, the company whose shares are subject to the equivalent award.

To the extent that an Award is exchanged under this rule 7.4, it will not Vest under rule 7.2.

Restricted Shares will be cancelled or transferred in consideration of the grant of an equivalent award of Restricted Shares. The Participant will do all things necessary to facilitate the exchange.

7.5	Commencement of winding-up of the Company

Notwithstanding anything to the contrary, no Restricted Shares or Shares of the Company shall be issued or transferred upon and from commencement of winding up of the Company and all related Participant’s Awards shall lapse immediately before commencement of winding up of the Company.

7.6	Definitions

In this rule 7, “Committee” means those people who were members of the Committee immediately before the event by virtue of which this rule applies.

8	Changing the Scheme and termination

8.1	Power to amend

The Committee may in its sole discretion at any time change the Scheme in any way, including any Performance Condition or other terms of an Award already granted (even if such amendment is to the detriment of the Participant).

8.2	Termination

The Scheme will terminate on the tenth anniversary of Listing or such earlier date as the Committee may determine. No further Awards may be granted after termination but termination will not affect Awards previously granted.

9	General

9.1	Terms of employment

9.1.1	This rule 9.1 applies during and after the employment of a Participant and after the termination, whether or not the termination is lawful.

9.1.2

Nothing in the rules or the operation of the Scheme forms part of the contract of employment of a Participant. The rights and obligations arising from the employment relationship between the Participant and the employer are separate from, and are not affected by, the Scheme. Participation in the Scheme does not create any right to, or expectation of, continued employment.

9.1.3

No Participant or eligible Employee has a right to participate in the Scheme. Participation in the Scheme or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Scheme or the grant of Awards on the same basis, or at all, in any future year.

9.1.4	The terms of the Scheme do not entitle the Participant to the exercise of any discretion in the Participant’s favour.

9.1.5

The Participant will have no claim or right of action in respect of any decision, omission or discretion, which may operate to the disadvantage of the Participant even if it is unreasonable, irrational, capricious, arbitrary or might be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Participant and the employer.

9.1.6	No Participant has any right to compensation for any loss in relation to the Scheme, including any loss in relation to:

(i)	any loss or reduction of rights or expectations under the Scheme in any circumstances (including lawful or unlawful termination of employment);

(ii)	any exercise of a discretion or a decision taken in relation to an Award or to the Scheme, or any failure to exercise a discretion or take a decision;

(iii)	the operation, suspension, termination or amendment of the Scheme.

9.2	Committee’ decisions final and binding

The decision of the Committee on the interpretation of the Scheme or in any dispute relating to an Award or matter relating to the Scheme will be final and conclusive.

9.3	Documents sent to shareholders

The Company is not required to send to Participants copies of any documents or notices normally sent to the holders of its Shares.

9.4	Costs

The Company will pay the costs of introducing and administering the Scheme. The Company may ask a Participant’s employer to bear the costs in respect of an Award to that Participant.

9.5	Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in any country. The Participant is responsible for complying with any requirements to obtain or avoid the necessity for any such consent.

9.6	Share rights

Shares issued to satisfy Awards under the Scheme will rank equally in all respects with the Shares in issue on the date of allotment. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment. Where Shares are transferred to a Participant, including a transfer out of treasury, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date.

9.7	Data protection

By participating in the Scheme the Participant consents to the holding and processing of personal information provided by the Participant to the Group, trustee or third party service provider, for all purposes relating to the operation of the Scheme. These include, but are not limited to:

9.7.1	administering and maintaining Participant records;

9.7.2	providing information to the Group, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Scheme;

9.7.3	providing information to future purchasers or merger partners of the Company, the Participant’s employing company, or the business in which the Participant works;

9.7.4	transferring information about the Participant to a country or territory outside the Participant’s home country that may not provide the same statutory protection for the information as that country.

The Participant is entitled, on payment of a fee, to a copy of the personal information held about him or her in connection with the Scheme. If anything is inaccurate the Participant has the right to have it corrected.

9.8	Notices

9.8.1

Any information or notice to a person who is or will be eligible to be a Participant under or in connection with the Scheme may be posted, or sent by electronic means, in such manner to such address as the Company considers appropriate, including publication on any intranet.

9.8.2

Any information or notice to the Company or other duly appointed agent under or in connection with the Scheme may be sent by post or transmitted to it at its registered office or such other place, and by such other means, as the Committee or duly appointed agent may decide and notify Participants.

9.8.3

Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting. Notices sent by electronic means, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

9.9	Governing law and jurisdiction

The Scheme and any Award operate subject to the memorandum and articles of association of the Company and any applicable law to which the Company is subject. The Scheme and any Award granted hereunder shall be governed by and construed in accordance with the laws of the State of New York.